Supplement dated February 18, 2025
to the Prospectus dated May 1, 2024
for the Constance® Contingent Deferred Annuity Certificate
issued by Midland National Life Insurance Company

This Supplement describes important changes that are being made to the customer service contact information for the Certificates. Please read this Supplement carefully and retain it with your Prospectus for future reference.

Effective March 1, 2025, the contact information for the Service Center will be:

8300 Mills Civic Parkway
West Des Moines, IA 50266
Phone: 833-898-4725
Fax: 877-586-0249

Effective March 1, 2025, the current list of eligible investments and Model Portfolios for allocation and the current list of approved Financial Institutions will be available at https://www.midlandnational.com/constance.

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If you have any questions prior to March 1, 2025, please call us toll-free at (877) 747-3421, or write us at 222 South First Street, Suite 600, Louisville, KY 40202. Any questions on or after March 1, 2025 should be directed to the new phone number and mailing address for the Service Center above.

Please retain this Supplement for future reference.